EXHIBIT 24

Power of Attorney
Reports Under the Securities Exchange Act of 1934

January 18, 2024

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Graham Holdings Company, a Delaware corporation (hereinafter called the "Company"), hereby constitutes and appoints TIMOTHY J. O'SHAUGHNESSY, WALLACE R. COONEY and NICOLE MADDREY, and each of them, his or her true and lawful attorneys-in-fact and agents with full power to act without the others and with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign my name to an Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2023, and any and all reports required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments thereto and other documents in connection therewith, and to file, or cause to be filed, the same with all exhibits thereto (including this power of attorney), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Donald E. Graham	/s/ Christopher C. Davis
Donald E. Graham	Christopher C. Davis, Director
/s/ Timothy J. O'Shaughnessy	/s/ Thomas S. Gayner
Timothy J. O'Shaughnessy, President and Chief Executive Officer (Principal Executive Officer) and Director	Thomas S. Gayner, Director
/s/ Wallace R. Cooney	/s/ Anne M. Mulcahy
Wallace R. Cooney, Chief Financial Officer (Principal Financial Officer)	Anne M. Mulcahy, Chair of the Board
/s/ Marcel A. Snyman	/s/ G. Richard Wagoner
Marcel A. Snyman, Chief Accounting Officer (Principal Accounting Officer)	G. Richard Wagoner, Jr., Director
/s/ Tony Allen	/s/ Katharine Weymouth
Tony Allen, Director	Katharine Weymouth, Director
/s/ Danielle Conley
Danielle Conley, Director